SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	41-0760940 (I.R.S. Employer Identification No.)

1250 Northland Plaza 3800 West 80th Street Bloomington, Minnesota (Address of principal executive offices)	55431-4442 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this Form relates: 333-65988

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value
(Title of class)

SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.

     Information with respect to the Registrant’s common stock, par value $.01, is incorporated by reference to the subsection captioned “Common Stock” under the section captioned “Description of capital stock” in the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-65988), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on July 27, 2001. The Registrant further incorporates by reference any form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 in connection with the Registration Statement.

Item 2. Exhibits.

Number	Description

3.1b*	Certificate of Incorporation of the Registrant.

3.2b*	Bylaws of the Registrant.

4.1*	Form of Certificate of Common Stock of the Registrant.

*	Incorporated by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1 (File No. 333-65988).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 15, 2001	UNIVERSAL HOSPITAL SERVICES, INC.

By /s/ Gerald L. Brandt Gerald L. Brandt Vice President, Finance and Controller

EXHIBIT INDEX

Number	Description

3.1b*	Certificate of Incorporation of the Registrant.

3.2b*	Bylaws of the Registrant.

4.1*	Form of Certificate of Common Stock of the Registrant.

*	Incorporated by reference to the exhibit of the same number in the Registrant’s Registration Statement on Form S-1 (File No. 333-65988).